EXHIBIT 99.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this "Agreement"), dated as of October 3, 2017, is made by and between S&W Seed Company, a Nevada corporation (the "Company"), and MFP Partners, L.P., a Delaware limited partnership (the "Investor").

WHEREAS, the Company proposes to conduct a rights offering (the "Rights Offering") by distributing, at no charge, non-transferable rights (the "Rights") to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), to each holder of record as of the Record Date (as defined below) of (i) shares of the Company's Common Stock and (ii) outstanding warrants to purchase Common Stock (the "Warrants");

WHEREAS, the Rights will be exercisable for an aggregate of 3,500,000 shares of Common Stock (the "Offered Shares") and, if exercised in full by each such holder, will provide gross proceeds to the Company of $12,250,000 (the "Aggregate Offering Amount");

WHEREAS, each whole Right will entitle the holder to purchase one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $3.50 per share (the "Exercise Price");

WHEREAS, each holder of Rights who exercises all of its Rights will be entitled, on a pro rata basis, to subscribe for additional shares of Common Stock at the Exercise Price (the "Over-Subscription Privilege"), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges in full;

WHEREAS, in order to facilitate the Rights Offering, the Investor has agreed to purchase, at the Exercise Price, upon expiration of the Rights Offering, all of the Offered Shares that are not purchased pursuant to the exercise of Rights (including any exercise of Rights by the Investor) in the Rights Offering (the "Unsubscribed Shares"), upon the terms and subject to the conditions set forth herein (the "Backstop Commitment");

WHEREAS, at the Closing, the Company will enter into a Registration Rights Agreement with the Investor, substantially in the form of Exhibit A hereto (the "Registration Rights Agreement" and together with this Agreement, the "Transaction Agreements"), pursuant to which the Company agrees to register all of the Offered Shares purchased by the Investor pursuant to this Agreement (including all Offered Shares purchased by the Investor pursuant to the exercise of its Basic Subscription Privilege, its Over-Subscription Privilege and the Backstop Commitment) and certain other shares of Common Stock held by the Investor; and

WHEREAS, the Board of Directors of the Company (the "Board") has approved the Rights Offering, each of the Transaction Agreements and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

  Rights Offering.

    On the terms and subject to the conditions set forth herein and in the Rights Offering Prospectus (as defined below), the Company will distribute, at no charge, Rights, in a number equal to the Subscription Ratio (as defined below), to each holder of record of Common Stock and Warrants (each, an "Eligible Holder"), for each share of Common Stock held by such Eligible Holder and/or each share of Common Stock subject to a Warrant held by such Eligible Holder as of the close of business on a record date to be determined by the Board (the "Record Date"). As used herein, "Subscription Ratio" shall be equal to (i) the aggregate number of Offered Shares, divided by (ii) the sum of the aggregate number of shares of Common Stock issued and outstanding as of the Record Date and the aggregate number of shares of Common Stock issuable pursuant to exercise of the Warrants outstanding as of the Record Date. Each such Right shall be non-transferable. Each whole Right will entitle the holder thereof to purchase, at the election of the holder thereof, one share of Common Stock at the Exercise Price. The total number of Rights issued to each Eligible Holder will be rounded down to the nearest whole number.

    The Rights, including the Basic Subscription Privilege and the Over-Subscription Privilege, may be exercised during a period (the "Rights Exercise Period") commencing on the date on which Rights are issued to Eligible Holders (the "Rights Offering Commencement Date") and ending at 5:00 p.m. Eastern Time on a Business Day to be determined by the Board that shall not be less than twenty (20) days after the Rights Offering Commencement Date, subject to extension at the reasonable

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    discretion of the Board; provided, however, that the Rights Exercise Period shall not be extended by more than thirty (30) days without the prior written consent of the Investor (the "Expiration Time"). "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

    Each holder of Rights who wishes to exercise all or a portion of its Rights under the Basic Subscription Privilege shall (i) during the Rights Exercise Period return a duly executed election form to a subscription agent selected by the Company (the "Subscription Agent") electing to exercise all or a portion of the Rights held by such holder (provided that only whole Rights may be exercised) to purchase one Offered Share for each Right so exercised and (ii) pay an amount equal to the Exercise Price for each Offered Share that the holder elects to purchase pursuant to the instructions filed with the Rights Offering Registration Statement (as defined below), and related materials by the specified date to an escrow account established for the Rights Offering. On the Closing Date (as defined below) or as promptly as practicable thereafter, the Company will cause its transfer agent to issue to each holder of Rights who validly exercised its Rights the number of Offered Shares to which such holder is entitled based on such exercise.

    In the event that all of the Offered Shares are not purchased upon exercise of the Basic Subscription Privilege, each holder of Rights (including the Investor) who exercises in full its Basic Subscription Privilege will be entitled under the Over-Subscription Privilege to subscribe for additional Offered Shares at the Exercise Price pursuant to the instructions filed with the Rights Offering Registration Statement and related materials. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Privilege (the "Remaining Offered Shares") is not sufficient to satisfy all requests for shares under the Over-Subscription Privileges, the holders who exercised their Over-Subscription Privileges will be allocated such Remaining Offered Shares in proportion to the product (rounded to the nearest whole number so that the Exercise Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying the number of Offered Shares such holder subscribed for under the Over-Subscription Privilege by a fraction, the numerator of which is the number of Remaining Offered Shares and the denominator of which is the total number of Offered Shares sought to be subscribed for under the Over- Subscription Privilege by all holders participating in such Over-Subscription Privilege. Rights under the Over-Subscription Privilege shall be exercised at the same time as Rights under the Basic Subscription Privilege.

    The Company shall notify, or cause the Subscription Agent to notify, the Investor, on each Friday during the Rights Exercise Period and on each Business Day during the five (5) Business Days immediately prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, of the aggregate number of Rights that have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

    As soon as practicable, and in any event within three (3) Business Days, after the Expiration Time, the Company will give the Investor notice of (i) the number of Offered Shares elected to be purchased by holders of Rights pursuant to validly exercised Rights under the Basic Subscription Privilege and the Over-Subscription Privilege (the "Subscribed Shares"), and (ii) the number of Unsubscribed Shares and the aggregate Exercise Price therefor (a "Purchase Notice") or, if there were no Unsubscribed Shares, the fact that there are no Unsubscribed Shares (a "Satisfaction Notice") (the date of transmission of a Purchase Notice or a Satisfaction Notice, the "Determination Date").

    On the Closing Date, and on the terms and subject to the conditions in this Agreement, the Investor agrees to purchase, and the Company will sell to the Investor, at the Exercise Price, all of the Unsubscribed Shares.

    The closing of (i) the Rights Offering and (ii) the purchase of Common Stock by the Investor hereunder (the "Closing") will occur at 10:00 a.m., New York City time, as soon as practicable following the Expiration Time and after giving effect to the determinations contemplated by paragraph (f) above (the "Closing Date"). The Company and, to the extent applicable, the Investor, shall use commercially reasonable efforts to cause the Closing Date to occur within seven (7) Business Days following the Expiration Time. Delivery to the Investor of the Offered Shares acquired by the Investor pursuant to this Agreement (including all Offered Shares purchased by the Investor pursuant to the exercise of its Basic Subscription Privilege, its Over-Subscription Privilege and the Backstop Commitment) (the "Investor Shares") will be made by the Company to the account of the Investor.

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    All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by the Company.

  Expense Reimbursement. On the basis of the representations and warranties herein contained, and in consideration for the Backstop Commitment, the Company will promptly reimburse or pay, as the case may be, on the Closing Date, the reasonable out-of-pocket costs and expenses incurred by the Investor in connection with the transactions contemplated hereby (including, without limitation, the Rights Offering, the Rights Offering Registration Statement, the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Backstop Commitment and the negotiation and execution of the Transaction Agreements) to the extent incurred on or before the Closing Date (and thereafter all post-Closing costs and expenses relating to the transactions contemplated hereby to the extent incurred within three months of the Closing Date), including reasonable fees and disbursements of counsel to the Investor (collectively, "Transaction Expenses"); provided, however, that such costs and expenses shall not exceed $50,000 in the aggregate. The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement. Except as set forth above, each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

    Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, "Material Adverse Effect" means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact ("Effects") (i) Effects that generally affect the industry in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the historical seasonality of the business of the Company or any Subsidiary or the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company's outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect); except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect). For the purposes of this Agreement, a "Subsidiary" of any person means, with respect to such person, any corporation, partnership or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

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    Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver the Transaction Agreements, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Rights, the Offered Shares and the Investor Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights, the Offered Shares and the Investor Shares.

    Execution and Delivery; Enforceability. Each Transaction Agreement has been, or prior to its execution and delivery at the Closing, will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

    Authorized and Issued Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the close of business on October 3, 2017 (the "Capital Structure Date"), (i) 20,729,668 shares of Common Stock were issued and 20,704,668 were outstanding, (ii) no shares of preferred stock were issued or outstanding, (iii) 25,000 shares of Common Stock were held by the Company in treasury, (iv) 100,420 shares of Common Stock were reserved for issuance upon settlement of outstanding restricted stock units ("RSUs") granted under any stock based compensation plan of the Company or otherwise (the "Stock Plans"), (v) 1,043,283 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options ("Options") granted under the Stock Plans, and (vi) 2,699,999 shares of Common Stock were reserved for issuance upon exercise of the Warrants. All capital stock or equity interests of each of the Company's Subsidiaries is owned by the Company. The issued and outstanding shares of capital stock or equity interests of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except for the preemptive right existing under that certain Securities Purchase Agreement, dated July 19, 2017 (the "Securities Purchase Agreement"), are not subject to any preemptive rights. Except as set forth in this Section 3(d), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued, reserved for issuance or become outstanding other than Shares described in this Section 3(d) that have been issued upon the vesting and settlement of RSUs, the vesting and exercise of Options granted under the Stock Plans or the exercise of the Warrants and other than the shares to be issued hereunder. Other than as set forth in (i) this Section 3(d), (ii) the RSU or Option award agreements with employees of the Company and its Subsidiaries providing for the issuance of up to 1,131,020 shares of Common Stock, (iii) the Warrants, (iv) the Securities Purchase Agreement, (v) the Company's certificate of incorporation and (vi) this Agreement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

    Issuance. The Investor Shares to be issued and sold by the Company hereunder, when such Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all Taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

    No Conflict. The distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including issuance and sale of Investor Shares) (i) will not, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the

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    creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries, and (iii) subject to the receipt of the consents and approvals contemplated in Section 3(g), will not result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, in each case, that is material to the operations of the Company and its Subsidiaries.

    Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the distribution of the Rights, the sale, issuance and delivery of Offered Shares upon exercise of the Rights and the Investor Shares to the Investor hereunder, except (i) the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by the Investor or the distribution of the Rights and the sale of Shares to holders of Rights.

    Arm's Length. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Investor is not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall not have any responsibility or liability to the Company, its Affiliates (as defined below), or their respective shareholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by the Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investor with respect thereto. The term "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in effect on the date hereof.

    Company SEC Documents. Since September 30, 2015, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) ("Company SEC Documents") with the Securities and Exchange Commission (the "Commission"). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described. No Company SEC Document, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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    Financial Statements. The consolidated financial statements and the related notes of the Company included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Shelf Registration Statement, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Shelf Registration Statement, present fairly the information required to be stated therein in all material respects (except that the unaudited financial statements may not contain all footnotes required by GAAP); and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Shelf Registration Statement, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby in all material respects.

    Rights Offering Registration Statement, Rights Offering Prospectus and the Shelf Registration Statement. The Rights Offering Registration Statement, or any post-effective amendment thereto, and the Shelf Registration Statement, will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and any amendment or supplement thereto. As of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date the Rights are distributed to Eligible Holders and the Expiration Date, the Investment Decision Package (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus (as defined below), at the time of use thereof, when considered together with the other components of the Investment Decision Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Rights Offering Prospectus (as defined below), at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Rights Offering Registration Statement and the Rights Offering Prospectus and any amendment or supplement thereto.

    For the purposes of this Agreement, (i) the term "Rights Offering Registration Statement" means the Registration Statement on Form S-1 to be filed with the Commission relating to the Rights Offering, including all exhibits thereto and any post-effective amendment thereto that becomes effective; (ii) the term "Rights Offering Prospectus" means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term "Investment Decision Package" means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Shares to Eligible Holders pursuant to the Rights Offering, (iv) the term "Issuer Free Writing Prospectus" means each "issuer free writing prospectus" (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, and (v) the term "Preliminary Rights Offering Prospectus" means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act.

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    Absence of Certain Changes. Since June 30, 2017, other than as disclosed in any Company SEC Documents filed prior to the date hereof, and except for actions to be taken pursuant to the Transaction Agreements:

      there has not been any change in the capital stock from that set forth in Section 3(d) or in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

      the Company has not incurred any material liability other than in the ordinary course of business; and

      no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    No Violation or Default; Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its Subsidiaries is in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is, or has been at any time since September 30, 2015, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that is material to the operations of the Company and its Subsidiaries.

    Legal Proceedings. Except as described in the Company SEC Documents filed prior to the date hereof, there are no (i) actions, suits or proceedings ("Actions") pending against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority, in each case that are that required under the Exchange Act to be described in the Company SEC Documents or the Rights Offering Registration Statement or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations of the Company and its Subsidiaries taken together as a whole. Except as described in the Company SEC Documents filed prior to the date hereof, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any Subsidiary, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any Subsidiary.

    Employee Benefit Matters.

      The Company has made available to the Investor a true, correct and complete copy of each welfare, benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, deferred compensation, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more directors, officers or employees, former directors, officers or employees and/or the beneficiaries or dependents of any such director, officer or employee or former director, officer or employee of the Company or any Subsidiary, that is maintained, sponsored, contributed to, or required to be contributed to by Company or any Subsidiary, or under which the Company or any Subsidiary has or may have any liability for premiums or benefits (each, a "Benefit Plan").

      Except as disclosed to the Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment or service with the Company, as a director, officer or employee of the Company.

      Except as disclosed to the Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, there have not been, nor are there presently, any benefits or other amounts paid or payable to any current or former director of the Company or any affiliate thereof.

      There is no pending or threatened Action relating to a Benefit Plan, and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a governmental entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental entity.

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    No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to any brokerage commission, finder's fee or like payment in connection with the Rights Offering or the sale of the Investor Shares.

    No Registration Rights. Except as provided for pursuant to this Agreement, the Registration Rights Agreement and except as disclosed to the Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

    Charter; Take-Over Statutes. The Board and Audit Committee of the Board have each taken (or shall have taken by the Closing) all necessary action to waive and/or approve the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby and for purposes of the Company's certificate of incorporation. No "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (a "Takeover Statute") is applicable to the Company, the Common Stock, the sale and issuance of the Offered Shares and the Investor Shares or the other transactions contemplated by the Transaction Agreements.

    Transactions with Affiliates. Except as disclosed to the Investor in writing prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, (i) there are no contracts, agreements, arrangements, understandings (in each case whether written or oral), liabilities or obligations between the Company or any Subsidiary, on the one hand, and any current or former officer or director of the Company or any Subsidiary (or any of their respective affiliates or immediate family members), on the other hand, (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any person described in clause (i) of this Section 3(s), (iii) no person described in clause (i) of this Section 3(s) provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, or derives any benefit from any assets, services or facilities of the Company or any Subsidiary (other than as explicitly contemplated by the terms of such person's employment by the Company or any Subsidiary).

    No Material Misstatements. No representation or warranty made by the Company in this Agreement or any other Transaction Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

    No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investor Shares to any Person or Persons so as to bring the sale of such Investor Shares to the Investor within the registration provisions of the Securities Act or any state securities laws.

  Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with the Company, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

    Authority. The Investor has the requisite power and authority to enter into, execute and deliver each Transaction Agreement to which it will be a party as contemplated by this Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the subscription for the Investor Shares. The Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement, including the subscription for the Investor Shares.

    Execution and Delivery; Enforceability. Each Transaction Agreement to which the Investor is a party as contemplated by this Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Investor, and each such document constitutes, or will constitute, the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

    No Registration. The Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein or otherwise made pursuant hereto.

8.

    Investment Intent. The Investor is acquiring the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

    Securities Laws Compliance. The Investor Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

    Sophistication. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. The Investor is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

    Legended Securities. The Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Investor Shares shall be represented by a certificate bearing the following legend (the "Securities Act Legend"):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT.

    The foregoing Securities Act Legend shall be promptly removed from Investor Shares and the Company shall issue, or cause to be issued, to the Investor a certificate for such Investor Shares without such legend or any other legend, or, if so requested by the Investor, by electronic delivery at the applicable balance account at the Depository Trust Company ("DTC"), if one of the following conditions is met: (a) such Investor Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Investor Shares, the Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Investor Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Investor Shares; or (c) the Investor Shares are registered and sold pursuant to an effective registration statement for resale under the Securities Act (including pursuant to the Shelf Registration Statement).

    Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the effective date of the Shelf Registration Statement, or at such time as a Securities Act Legend is no longer required for any Investor Shares, the Company will use its commercially reasonable efforts to no later than three (3) trading days following the delivery by the Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Investor Shares (endorsed or with stock powers attached and otherwise in form necessary to effect the reissuance and/or transfer), deliver or cause to be delivered to the Investor a certificate representing such Investor Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4(g). Certificates for Investor Shares subject to legend removal hereunder may be transmitted by the transfer agent to such Investor by crediting the account of such Investor's prime broker with DTC as directed by such Investor.

9.

    No Conflict. The execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including the subscription for and purchase of the Investor Shares by the Investor) (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or comparable organizational documents of the Investor and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, except in any such case described in sub-clause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor's performance of its obligations under this Agreement.

    Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Investor or any of its or his properties is required for the execution and delivery by the Investor of the Transaction Agreements to which it is a party, performance by the Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor's performance of its or his obligations under this Agreement.

    Arm's Length. The Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm's length contractual counterparty to the Investor with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to or an agent of, the Investor. Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Without derogating from or limiting the representations and warranties of the Company, the Investor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

    Information Furnished. Information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Rights Offering Registration Statement and Shelf Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.

    Rights Offering Registration Statement.

      As promptly as practicable following the date of this Agreement, the Company shall prepare and file a Rights Offering Registration Statement.

      The Rights Offering Registration Statement when filed with the Commission shall be substantially consistent in all material respects with the last form of such document provided to the Investor and its counsel to review prior to the filing thereof. The Company shall: (x) provide the Investor with a reasonable opportunity to review the Rights Offering Registration Statement prior to its filing with the Commission and shall duly consider in good faith any comments of the Investor and its counsel; (y) advise the Investor promptly of the time when the Rights Offering Registration Statement has been filed or when the Rights Offering Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish the Investor with copies thereof; and (z) advise the Investor promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Rights Offering Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing the Rights Offering Registration Statement or for additional information, and in each

10.

      such case, provide the Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any amendment or supplement to the Rights Offering Registration Statement before any filing with the Commission, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investor and its counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Rights Offering Registration Statement or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

      The Company shall use its commercially reasonable efforts to have the Rights Offering Registration Statement declared effective by the Commission as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

      If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investor of any such event and prepare an amendment or supplement to the Investment Decision Package that is reasonably acceptable in form and substance to the Investor that will correct such statement or omission or effect such compliance.

    Company Expenses. The Company will pay all of its expenses associated with the Rights Offering, issuance of the Investor Shares, preparation, negotiation and execution of all Transaction Agreements and the transactions contemplated hereby and thereby, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with the Rights Offering Registration Statement, the Shelf Registration Statement and with clearing the Shares offered thereby for sale under applicable state securities laws.

    Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including:

      preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

      defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

      executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

    Rule 144. The Company will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use commercially reasonable efforts to take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Investor Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act.

    Registration Rights Agreement. At or prior to the Closing, the Company shall enter into the Registration Rights Agreement with the Investor pursuant to which the Company agrees to register all of the Investor Shares.

11.

    Section 16 Exemption. The Company shall use its commercially reasonable efforts to convene a meeting of the Board, or seek to have the Board act by written consent, as promptly as practicable after the date of this Agreement to seek to have the Board determine that the issuance of the Offered Shares to the Investor pursuant to this Agreement (including pursuant to the Investor's exercise of its Basic Subscription Privilege, its Over-Subscription Privilege and the Backstop Commitment) is exempt from Section 16(b) of the Exchange Act, and declaring that such issuance is intended to be exempt, and to exempt the interests of the Investor and its Affiliates (including, without limitation, any direct or indirect interest of any representative of Investor who sits on the Board) in the transactions contemplated by the Investment Agreement, from Section 16(b) of the Exchange Act by virtue of Rule 16b-3(d) thereunder, to the fullest extent permitted by law.

  Additional Covenants of the Investor. Without derogating from the obligations of the Investor set forth elsewhere in this Agreement, the Investor agrees with the Company:

    Information. The Investor shall provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Rights Offering Registration Statement and Shelf Registration Statement.

    Cooperation. The Investor shall cooperate with the Company in taking all action necessary to consummate the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

  Conditions to the Obligations of the Parties.

    The obligations of the Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion):

      Rights Offering Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

      Rights Offering. The Rights Offering shall have been completed by the Company in accordance with the terms and conditions set forth in this Agreement and the Rights Offering Registration Statement.

      Purchase or Satisfaction Notice. The Investor shall have timely received either a Purchase Notice from the Company on the Determination Date, certifying the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment, or a Satisfaction Notice.

      Consents. All other governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

      No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to the Investor or the consummation of the transactions contemplated by this Agreement.

      Good Standing. The Investor shall have received on and as of the close of business on the Business Day immediately preceding the Closing Date, a certificate of good standing of the Company from the Secretary of State of the State of Nevada, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

      Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications) other than representations and warranties contained in Section 3(e), which shall be true and correct in all respects.

12.

      Covenants. The Company shall have performed and complied in all material respects with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

      Certificate. The Company shall have furnished to the Investor a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (vii) and (viii).

      Fees and Expenses. The Company shall have paid all fees, costs and expenses payable to the Investor pursuant to Section 2.

      No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

      No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by Nasdaq or any other securities exchange or by order of the Commission or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

    The obligation of the Company to consummate the Rights Offering and to issue and sell the Investor Shares are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

      No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to the Investor or the consummation of the transactions contemplated by this Agreement.

      Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality or similar qualifications).

      Covenants. The Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

      Rights Offering. The Rights Offering shall have been completed by the Company in accordance with the terms and conditions set forth in this Agreement and the Rights Offering Registration Statement.

      Rights Offering Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

      No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by Nasdaq or any other securities exchange or by order of the Commission or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

13.

  Indemnification and Contribution.

    Whether or not the Rights Offering, the issuance of the Investor Shares to the Investor or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (in such capacity, the "Indemnifying Party") shall indemnify and hold harmless the Investor, its respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several ("Losses") incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding ("Proceedings") arising out of or relating to the Rights Offering, this Agreement or the other Transaction Agreements, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (i) gross negligence or willful misconduct on the part of such Indemnified Person or (ii) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations.

    Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Skadden, Arps, Slate, Meagher & Flom LLP is approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

14.

    The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

    Given that an Indemnified Person may be entitled to indemnification (a "Jointly Indemnifiable Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 8(d), entitled to enforce this Section 8(d) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

  Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is one year after the Closing Date and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warranties contained in Sections 3(b), (c), (d), (e) and (g) and Sections 4(a), (b) and (i) shall survive indefinitely.

  Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date:

    by mutual written consent of the Company and the Investor;

    by the Investor, with written notice to the Company:

      if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 7(a)(vii) or (viii) or upon the occurrence of any event which results in a failure to satisfy any of the other conditions set forth in Section 7(a), provided, that any such breach or failure is not capable of cure on or prior to February 28, 2018;

      if the Rights Offering Registration Statement has not been declared effective by the Commission and the Rights Offering Commencement Date has not occurred by February 28, 2018; or

      after February 28, 2018; provided, that the Closing Date has not occurred by such date other than as a result of a breach by the Investor of any of its obligations pursuant to this Agreement.

    by the Company, with written notice to the Investor:

      if there has been a breach of any covenant or a breach of any representation or warranty of the Investor, which breach would cause the failure of any condition precedent set forth in Section 7(b)(ii) or (iii), or upon the occurrence of any event which results in a failure to satisfy any of the other conditions set forth in Section 7(b), provided, that any such breach or failure is not capable of cure on or prior to February 28, 2018; or

15.

      after February 28, 2018; provided, that the Closing Date has not occurred by such date other than as a result of a breach by the Company of any of its obligations pursuant to this Agreement.

    If this Agreement is terminated, provided that there was no breach of any representations, warranties or covenants in this Agreement by the Investor at the date of termination which breach had materially delayed or materially adversely impacted the Investor's or the Company's performance of their respective obligations under this Agreement, the Company shall pay the Investor any Transaction Expenses due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 10(d) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account or accounts specified by the Investor to the Company. The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement.

    Upon termination under this Section 10, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any willful breach and (y) the covenants and agreements made by the parties herein in Section 2, and Section 8 and Sections 10 through 16 will survive indefinitely in accordance with their terms.

  Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

    If to the Company:

    S&W Seed Company
    802 N. Douty St.
    Hanford CA, 93230
    Attention: Matthew K. Szot, Chief Financial Officer
    Facsimile: (559) 884-2750
    Email: mszot@swseedco.com

    If to the Investor:

    MFP Partners, L.P.
    c/o MFP Investors LLC
    667 Madison Avenue, 25th Floor
    New York, NY 10065
    Attention: Timothy E. Ladin
    Fax: (212) 752-7265
    Email: tladin@mfpllc.com

  Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Except as provided in Section 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

  Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

16.

  GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

  Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

  Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

  Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

  Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

  Publicity. The Company and the Investor shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release prior to its public issuance) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided, however, that in no event shall any such press release or other public announcement name the Investor without its prior written consent. The Company shall consult with the Investor prior to making any filings (and provide the Investor a reasonable opportunity to review and comment on such filings) with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect to the transactions contemplated by this Agreement, except as may be required by law or by the request of any governmental entity. Subject to the Company's foregoing obligations pursuant to this Section 19, nothing contained in this Section 19 shall be interpreted to preclude the Company from making any filing or disclosing any information in any filing, including with the Commission, that the Company acting reasonably determines is necessary or advisable; provided, however, that, if such filing names the Investor, the Company shall obtain the prior approval of the Investor and take into account any comments it may have thereto unless, in the opinion of counsel to the Company, the filing is legally required to be made as proposed by the Company without making changes to reflect such comments.

17.

[Signature Page Follows]

18.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

S&W SEED COMPANY

By:	/s/ Matthew K. Szot
Name:	Matthew K. Szot
Title:	Executive Vice President of Finance and Administration and Chief Financial Officer

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:	/s/ Timothy Ladin
Name:	Timothy Ladin
Title:	General Counsel

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of [__], 2017, is made by and between S&W Seed Company, a Nevada corporation (the "Company"), and MFP Partners, L.P., a Delaware limited partnership (the "Investor").

WITNESSETH

WHEREAS, the Company has entered into that certain Investment Agreement dated as of October 3, 2017 (the "Investment Agreement") between the Company and the Investor;

WHEREAS, the Company has conducted a rights offering (the "Rights Offering") by distributing, at no charge, to each holder of record as of the Record Date (as defined below) of (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) warrants to purchase Common Stock (the "Warrants"), non-transferable rights to purchase Common Stock for each share of Common Stock held (or deemed to be held, after assuming full exercise of the Warrants) by each such holder (the "Rights");

WHEREAS, in order to facilitate the Rights Offering and pursuant to the Investment Agreement, the Investor agreed to subscribe for and purchase, at the Exercise Price, upon expiration of the Rights Offering, all of the shares of Common Stock offered in the Rights Offering that were not purchased pursuant to the exercise of Rights in the Rights Offering, upon the terms and subject to the conditions set forth in the Investment Agreement; and

WHEREAS, in consideration of the Investor's commitment to purchase the shares of Common Stock pursuant to, upon the terms, and subject to the conditions set forth in the Investment Agreement, the Company has agreed to provide registration rights to the Investor with respect to all of the shares of Common Stock purchased by the Investor pursuant to the Investment Agreement (including all Offered Shares purchased by the Investor pursuant to the exercise of its Basic Subscription Privilege, its Over-Subscription Privilege and the Backstop Commitment) (the "Shares"), and the Company also has agreed to provide registration rights to the Investor with respect to the Purchased Shares (as hereinafter defined), in each case, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

    The term "Board" means the Board of Directors of the Company.

    The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

    The term "Commission" means the United States Securities and Exchange Commission or any successor agency.

    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    The term "Person" (but not "person") means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

    The term "Purchase Price" means $3.50 per Share.

1.

    The term "Purchased Shares" means the 375,000 shares of Common Stock purchased from entities advised by RMB Capital Management LLC ("RMB") pursuant to that certain Stock Purchase Agreement, dated as of August 15, 2017, by and between the Investor and RMB.

    The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Any terms used in this Agreement and not defined herein shall have the meanings given such terms in the Investment Agreement.

ARTICLE II

REGISTRATION OF COMMON STOCK; INDEMNIFICATION

Section 2.01   Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means the Shares and the Purchased Shares; provided that (i) any Shares and Purchased Shares will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under Section 2.02 will cease, with respect to the Registrable Securities of a holder thereof (a "Holder") following the date on which (a) such securities have been sold or otherwise transferred by the Holder thereof pursuant to an effective registration statement; or (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the "Effectiveness Period."

Section 2.02   Registration. Within thirty (30) Business Days following the date on which the Company completes the Rights Offering and the transactions contemplated by the Investment Agreement, the Company shall prepare and file a resale registration statement on Form S-3 or another applicable form, if Form S-3 is not then available, registering offers and sales of Registrable Securities held by the Investor pursuant to Rule 415 under the Securities Act (such registration statement together with all exhibits thereto and any post-effective amendment thereto that becomes effective, the "Shelf Registration Statement"). The Company may supplement the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any Person; provided, however, that such supplement will be permitted only so long as the Commission rules provide that such supplement does not give the Commission the right to review the Shelf Registration Statement; provided, further, that such supplement does not adversely affect the rights of any Holder. Notwithstanding the foregoing or anything to the contrary in this Article II, if the Company grants registration rights to one or more other holders of its Common Stock that are more favorable to such holders than the registration rights granted hereunder, with respect to underwritten offerings or otherwise, the Company and holders of a majority of the Registrable Securities hereunder shall in good faith amend this Agreement to reflect such more favorable terms as reasonably as practicable.

Section 2.03   Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will use its best efforts to:

  cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Closing Date (the "Scheduled Effective Date");

  prepare and file with the Commission the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

  (i) at least five (5) Business Days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents

2.

  (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Shelf Registration Statement or any amendment thereto; and (iv) as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Shelf Registration Statement that pertains to the Holders as "Selling Stockholders" but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

  register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or "blue sky" laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.03(d), be obligated to be qualified, or to subject itself to taxation in any jurisdiction;

  provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

  notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Shelf Registration Statement (a "Prospectus") or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company's reasonable determination that a post-effective amendment to a Shelf Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information that pertains to the Holders as "Selling Stockholders" or the "Plan of Distribution";

  enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any underwriter's fees, commissions and discounts or similar expenses; and

  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

Section 2.04   Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

  make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

  file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

3.

  so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential), provided, that to the extent such documents and reports are available on the Commission's website, the Company shall not be required to provide the copies contemplated by this subsection (c); and

  take such further action as any Holder may reasonably request to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.05   Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this Article II, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company, will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense; provided that the Company will pay the reasonable fees and expenses of one counsel to the Holders incurred as part of reviewing the Shelf Registration Statement and any Prospectuses and amendments related thereto, in an amount not to exceed $15,000 for each Holder during the term of this Agreement.

Section 2.06   Registration Statement Not Declared Effective. The Company and the Holders agree that the Holders will suffer damages if (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date, or (ii) the length or frequency of Black-Out Periods (as defined below) exceed the limits set forth in Section 2.07(a) hereof. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (x) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date and on such date or at any time thereafter the Company is not diligently and in good faith making commercially reasonable efforts to have the Shelf Registration Statement declared effective, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period after the Scheduled Effective Date during which the Company is failing to make such efforts, up to an aggregate maximum of four percent (4%); and (y) during the continuance of a Black-Out Period beyond the limits set forth in Section 2.07(a) hereof, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period during the continuance of a Black-Out Period beyond such limits, pro-rated as applicable for any partial month, up to an aggregate maximum of four percent (4%).

Section 2.07   Inability to Use Prospectus; Black-Out Periods. Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 2.03(f)(i)(A), 2.03(f)(ii), 2.03(f)(iii), 2.03(f)(iv), 2.03(f)(v) or 2.03(f)(vi) hereof, or (ii) a determination by the Board that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Shelf Registration Statement is so suspended shall be referred to as a "Black-Out Period." The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 2.07 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days.

4.

Notwithstanding the foregoing, the Company may suspend use of any Shelf Registration Statement if the Commission's rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8- K or any other similar situation until the Company's Form 10-K has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration Statement can be used at the earliest possible time).

Section 2.08   Certain Obligations of Holders.

  As a condition to the inclusion of its Registrable Securities in the Resale Registration Statement, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article II.

  Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Shelf Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

  Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

  Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Shelf Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 2.02 may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities, provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are effected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of aggregate number of the Registrable Securities, (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 2.08, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article II to be forfeited, void ab initio and of no further force and effect.

  With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 or 2.09 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

Section 2.09   Indemnification.

  By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such Holder (each, an "Indemnified Person") against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the "Losses") caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not

5.

  misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such Holder in writing expressly for use therein or by such Holder's failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and notified such Holder of such obligation. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities being sold.

  By the Investor. In connection with any registration statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, each such Holder will, if requested, furnish to the Company in writing information regarding such Holder's ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such Holder expressly for use therein; provided, however, that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders of Registrable Securities sold pursuant to such registration statement, no such Holder being liable to the Company in excess of such apportionment; and provided, further (i) that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder as is appropriate to reflect the relative fault of such Holder on the one hand, and of each other Holder on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Holder on the one hand, and each other Holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

  Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

  Defense of Actions. In any case in which any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity has been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6.

  Jointly Indemnifiable Claims. Given that an Indemnified Person may be entitled to indemnification (a "Jointly Indemnifiable Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.09(e), entitled to enforce this Section 2.09(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

  Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

  Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses. The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, neither the Investor nor any Affiliate of the Investor shall be required to make a contribution in excess of the net amount received by the Investor (or its Affiliate) from the sale of Registrable Securities.

ARTICLE III

Miscellaneous

Section 3.01   Inconsistent Agreements. Without the prior written consent of the Investor, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02   Specific Performance. Each of the Investor and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non- breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Investor and the Company hereby agree that, in addition to any other remedy to which the Investor may be entitled at law or in equity, the Investor shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

7.

Section 3.03   Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04   Entire Agreement. Except for the Investment Agreement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 3.05   Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

S&W Seed Company
802 N. Douty St.
Hanford CA, 93230
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

If to the Investor or the Holder(s), to:

MFP Partners, L.P.
c/o MFP Investors LLC
667 Madison Avenue, 25th Floor
Attention: Timothy E. Ladin
Fax: (212) 752-7265
Email: tladin@mfpllc.com

Section 3.06   Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 3.07   Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08   Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09   No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 2.08 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder ) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.

8.

Section 3.10   Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 3.11   Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.12   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

9.

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

S&W SEED COMPANY

By:
Name:	Matthew K. Szot
Title:	Executive Vice President of Finance and Administration and Chief Financial Officer

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:
Name:	Timothy Ladin
Title:	General Counsel